UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

Penn Octane Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-24394	52-1790357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77-530 Enfield Lane, Bldg. D Palm Desert, California	92211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 772-9080

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 19, 2007, Penn Octane Corporation (“Penn Octane”) exercised its option (“Shore Purchase Option”) to purchase the 25% interest in Rio Vista GP LLC (“Rio Vista GP”) held by Shore Trading LLC (“Shore Trading”). As a result of the exercise of the Shore Purchase Option, Penn Octane owns a 75% interest in Rio Vista GP. Rio Vista GP is the general partner of Rio Vista Energy Partners L.P. Shore Trading is an entity controlled by Richard Shore, Jr., former president of Penn Octane. The exercise price for the Shore Purchase Option was $1.3 million. Penn Octane paid $0.1 million in February 2007 in order to acquire the Shore Purchase Option, for a total acquisition cost of $1.4 million for the interest in Rio Vista GP held by Shore Trading. All amounts paid in connection with the Shore Purchase Option were determined pursuant to arm’s length negotiations between Penn Octane and Shore Trading in February 2007. Mr. Shore resigned from Penn Octane in June 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN OCTANE CORPORATION

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
(Principal Executive, Financial and Accounting Officer)

Date: July 25, 2007

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